                                                                     EXHIBIT 1.2

                               Terms Agreement


WorldCom, Inc.
515 East Amite Street
Jackson, Mississippi 39201


                                                                  August 6, 1998

Dear Sirs:

         We (the "Managers") understand that WorldCom, Inc., a Georgia corporation (the "Company"), proposes to issue and sell to the several underwriters named below (the "Underwriters") $1,500,000,000 aggregate principal amount of its 6.125% Notes due 2001 (the "2001 Notes"), $600,000,000 aggregate principal amount of its 6.250% Notes due 2003 (the "2003 Notes"), $2,250,000,000 aggregate principal amount of its 6.400% Notes due 2005 (the "2005 Notes") and $1,750,000,000 aggregate principal amount of its 6.950% Notes due 2028 (the "2028 Notes") (collectively, the "Offered Securities").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell all of the offered Securities, and each of the Underwriters named below agrees, severally and not jointly, to purchase the respective principal amount of Offered Securities set forth opposite its name below, in the case of the 2001 Notes at a purchase price of 99.496% of the principal amount of such securities, in the case of the 2003 Notes at a purchase price of 99.378% of the principal amount of such securities, in the case of the 2005 Notes at a purchase price of 99.173% of the principal amount of such securities, in the case of the 2028 Notes at a purchase price of 98.190% of the principal amount of such securities, plus accrued interest, if any, from August 11, to the date of payment and delivery.


              Name                        Principal              Principal              Principal                Principal
                                     Amount of 2001 Notes    Amount of 2003 Notes   Amount of 2005 Notes    Amount of 2028 Notes
                                     --------------------    --------------------   --------------------    --------------------
 Salomon Brothers
   Inc . . . . . . . . . . .            $  630,000,000         $252,000,000           $  945,000,000           $  735,000,000
 First Boston
 Credit Suisse   . . . . . .               225,000,000           90,000,000              337,500,000              262,500,000
 Lehman Brothers,
   Inc.  . . . . . . . . . .               225,000,000           90,000,000              337,500,000              262,500,000

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
              Name                        Principal              Principal              Principal                Principal
                                     Amount of 2001 Notes    Amount of 2003 Notes   Amount of 2005 Notes    Amount of 2028 Notes
                                     --------------------    --------------------   --------------------    --------------------
 Chase Securities
   Inc.  . . . . . . . . . .               135,000,000           54,000,000              202,500,000              157,500,000
 J.P. Morgan
 Securities Inc  . . . . . .               135,000,000           54,000,000              202,500,000              157,500,000
 NationsBanc
 Montgomery
 Securities, LLC . . . . . .               135,000,000           54,000,000              202,500,000              157,500,000
 Utenahl Capital
 Partner, L.P. . . . . . . .                15,000,000            6,000,000               22,500,000               17,500,000

 Total                                  $1,500,000,000         $600,000,000           $2,250,000,000           $1,750,000,000

         The Underwriters will pay for such offered Securities upon delivery thereof at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, at 10:00 a.m, (New York time) on August 11, 1998 or at such other time, not later than 10:00 a.m. (New York time), on such date as shall be jointly designated by the Underwriters and the Company.

         The Offered Securities shall have the terms set forth in the Prospectus dated August 7, 1998 (the "Prospectus"), and the Prospectus Supplement dated August 7, 1998 (the "Prospectus Supplement"), including the following:

Maturity Date:   2001 Notes -- August 15, 2001; 2003 Notes -- August 15, 2003;
                 2005 Notes -- August 15, 2005;  2028 Notes -- August 15, 2028;

Interest Rate:   2001 Notes -- 6.125%; 2003 Notes -- 6.250%; 2005 Notes --
                 6.400%; 2028 Notes -- 6.950%

Redemption Provisions: The Offered Securities will be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, on at least 30 days but not more than 60 days prior notice at respective redemption prices equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments discounted on a semiannual basis at the treasury rate plus
(a)10 basis points for the 2001 Notes, (b) 15 basis points for the 2003 Notes,
(c) 15 basis points for the 2005 Notes or (d) 20 basis points for the 2028 Notes, plus in the case of each clause (i) and (ii) accrued interest to the date of redemption.
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Interest Payment Dates:   February 15 and August 15, commencing February 15,
1999

Form and Denomination: The offered Notes initially will be represented by one or more global securities deposited with the Depository Trust Company and registered in the name of the nominee thereof. Each of the Notes will be available for purchases in denominations of $1000 and integral multiples thereof, in book-entry form only.

Senior or Subordinated:   Senior


         All communications with the Underwriters will be in writing and effective only upon receipt, and will be mailed, delivered or telegraphed and confirmed to them in care of Salomon Smith Barney General Counsel (fax no.:
(212) 783-2601), Seven World Trade Center, New York, New York, 10048.

         All provisions of the Underwriting Agreement dated August 6, 1998, among WorldCom and the Underwriters (the "Standard Provisions"), are herein incorporated by reference in their entirety and shall be deemed to be a part of this agreement to the same extent as if such provisions had been set forth in full herein.

         Please confirm your agreement by having an authorized officer sign a copy of this agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,

                                          SALOMON BROTHERS INC
                                          CREDIT SUISSE FIRST BOSTON
                                             CORPORATION
                                          LEHMAN BROTHERS, INC.
                                          CHASE SECURITIES INC.
                                          J.P. MORGAN SECURITIES INC.
                                          NATIONSBANC MONTGOMERY
                                             SECURITIES LLC
                                          UTENDAHL CAPITAL PARTNERS, L.P.

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                                          By
                                            ------------------------
                                            SALOMON BROTHERS INC
                                            Name:
                                            Title:

                                          Acting severally on behalf of
                                          themselves as Managers and
                                          Underwriters and on behalf of
                                          the other several Underwriters
                                          named above.

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                                          Accepted on the date set forth
                                          above:

                                          WORLDCOM, INC,



                                          By
                                             ------------------------
                                             Name:
                                             Title: